NOTE AND AGREEMENT BETWEEN
BALTIA AIR LINES, INC
AND
THE INTERNATIONAL BUSINESS LAW FIRM, PC

Baltia Air Lines, Inc., "Baltia", and the International Business Law Firm, PC, "IBLF", collectively "Parties"), agree to the following as a note effective March 29, 2014.

Whereas: Baltia agrees that payment of the note effective April 4, 2013 in the amount of $203,964.85 is due and payable on or before April 30 2014.

Whereas: Baltia agrees that, pursuant to the April 4, 2013 note, interest accrued from April 1, 2013 to March 1, 2014 in the amount of $19,108.50, is due and payable.

Therefore:

  IBLF hereby voids the note effective April 4, 2013 and agrees that Baltia has no balance due IBLF as of December 31, 2013 and as of March 1, 2014.
  Baltia agrees to pay $112,449.17 for past services rendered by IBLF from April 1, 2013 to December 31, 2013, and $12,009 for past services from January 1, 2014 through March 1, 2014 in addition to the $223,073.35 payable on the note effective April 4, 2013.
  Baltia agrees to pay, on or before April 30, 2015, the above aggregate sum of $347,531.52 plus interest at 1% per month on the outstanding monthly balance until the note is paid in full.
  This Agreement embodies the entire understanding between the parties. A modification of the Agreement can be made only in writing signed by both parties.

Agreed as stated:

______/signed/____________	______/signed/____________
Igor Dmitrowsky, President & CEO	Steffanie J. Lewis, VP
Baltia Air Lines, Inc. JFK International Airport Building 151, Room 361 Jamaica, New York 11430	The International Business Law Firm, PC 1915 Eye Street, NW, Suite 500 Washington, DC 20006-2118